Exhibit 99.1


           PAB Bankshares, Inc. Announces Financial Results for Fourth
          Quarter and Full-Year 2005; Posts Record Annual Earnings Per
                 Share; Surpasses Billion-Dollar Asset Threshold


     VALDOSTA, Ga.--(BUSINESS WIRE)--Feb. 1, 2006--PAB Bankshares, Inc. (NASDAQ:
PABK), a $1.02 billion Georgia and Florida community bank holding company, today announced record diluted earnings per common share of $1.28 for 2005, a 45% increase compared to $0.88 in 2004. Net income for 2005 was a record $12.45 million, a 46% increase compared to $8.52 million in 2004. For the fourth quarter of 2005, net income increased 51% to $3.33 million, or $0.34 per diluted share, when compared to $2.21 million, or $0.23 per diluted share, for the same period in 2004.
     "This was a banner year for PAB. We are proud to report record earnings for 2005 and another quarter of solid loan and deposit growth," stated President and CEO, M. Burke Welsh, Jr. "I believe that we have assembled a great team with a good balance between production and support staff that will allow us to continue to grow in our current markets, plus expand into new markets."

     Balance Sheet Growth

     In addition to the record earnings, the Company posted its sixth consecutive quarter of double-digit asset growth. For the fourth quarter of 2005, total loans increased $21 million, or 12% on an annualized basis, to $753 million, and total deposits increased $28 million, or 14% on an annualized basis, to $816 million. For 2005, total loans increased nearly $107 million, or 17%, and total deposits increased $158 million, or 24%.
     Fueled by the deposit growth, total assets increased $148 million, or 17%, in 2005 and closed the year above the billion-dollar threshold for the first time in Company history. The deposit growth is the result of campaigns launched 12 months ago to increase market share by establishing new deposit relationships and expanding existing deposit relationships. "While most of the initial growth has been in rate-sensitive products, the campaigns generated some positive momentum on the retail side which we plan to capitalize on in the coming years," noted Welsh. "We are also exploring ways to better compete for the deposit accounts of our commercial loan customers in 2006."
     Loan growth continued in the fourth quarter due to continued demand from customers in our markets to construct residential and commercial properties and to acquire land for development. For the quarter, total construction and development lending increased $9.6 million, or 15% on an annualized basis, to $267.1 million. Construction and development loans as a whole represented approximately 35% of the Company's total loan portfolio and 259% of the Company's total regulatory capital as of December 31, 2005. "We recognize the increasing concentration in construction and development lending. During 2005, we expanded our management and board reporting capabilities to included detailed stratifications and trends within the portfolio, and we increased our credit administration staffing to help monitor the underwriting and servicing of the loans in the portfolio," stated Welsh.
     "We hired several commercial lenders in the fourth quarter to focus on non-real estate, commercial relationship lending. We plan to grow this business line in order to diversify our loan portfolio and ease our reliance on construction and development lending. In 2006, we will consider adding SBA lending, mortgage lending, and other commercial asset-based lending lines of business," added Welsh.
     During the quarter, the Company opened a commercial loan production office in Snellville, Gwinnett County, Georgia, in a high-growth region on the eastern side of the Atlanta MSA. Also during the quarter, the Company signed an option to acquire a commercial lot in Oconee County, Georgia, directly across the line from Athens-Clarke County, with the intent to build a full-service branch at that location in 2006.

     Improved Profitability From Margins and Efficiencies

     The 2005 net earnings produced a return on average equity ("ROE") of 14.58% and a return on average assets ("ROA") of 1.31%, both an improvement compared to a 10.71% ROE and a 1.11% ROA for 2004. The net interest margin was 4.40% for 2005, a 12 basis point improvement compared to the 4.28% net interest margin in 2004 as the Company benefited from a rising short-term interest rate environment and a growing balance sheet. "We were able to improve our net interest margin and maintain our net interest spread at 3.97% despite a flattened interest rate curve in the second half of 2005. However, as we continue to pursue growth, our spreads may narrow in 2006," stated CFO Jay Torbert.

     The overhead efficiency ratio, a measure of non-interest expense as a percentage of net interest income plus other non-interest income, exclusive of certain nonrecurring gains and losses, was 54.94% in 2005 compared to a 63.39% ratio in 2004. "We operated fairly lean throughout most of 2005. We plan to continue to hire production and service staff, and they will need additional administrative, operational, and technical support. The ongoing reinvestment in our organization at a pace consistent with our growth should keep us in the mid-fifties on this ratio, and any significant further improvement in this ratio should not be expected," added Torbert.
     For the fourth quarter of 2005, the Company reported a 15.03% ROE and a 1.31% ROA, both an improvement compared to a 10.75% ROE and a 1.07% ROA reported for the same period in 2004. The net interest margin was 4.45% for the fourth quarter of 2005, a 30 basis point improvement compared to the 4.15% net interest margin for the fourth quarter of 2004, and in line with the 4.45% net interest margin for the third quarter of 2005.

     Asset Quality

     Increased loan growth prompted the Company to record a $300,000 provision for loan losses for the fourth quarter of 2005. This was a 50% decrease from the $600,000 provision for loan losses recorded in the same period in 2004. For the year, the Company recorded $1,189,000 in provision expense, a 98% increase compared to the $600,000 in provision expense for 2004. The increase in provision expense in 2005 is due primarily to the increased loan volume and concentrations in construction and development lending. At December 31, 2005, the allowance for loan losses represented 1.47% of total loans, compared to 1.40% at the end of 2004.

     At December 31, 2005, the Company reported total nonperforming assets of $7.9 million, or 0.78% of total assets, a $4.4 million increase compared to total nonperforming assets of $3.5 million, or 0.40% of total assets, as of December 31, 2004. During the first quarter of 2005, a commercial real estate loan relationship was placed on nonaccrual status. At year end, this relationship had an outstanding principal balance of $6.96 million, representing 88% of the Company's total nonperforming assets. "While we believe that our interests are adequately secured on this relationship, we do not have a definite timetable on the ultimate resolution to the various legal issues involved. Until then, we will carry the loans on nonaccrual status on our balance sheet," noted Welsh.
     The Company reported $12,000 in net recoveries of prior loan losses during the quarter, increasing the level of net recoveries recorded for 2005 to $824,000. The net recoveries for the year resulted in a negative -0.12% ratio of net losses to average loans for 2005, compared to a 0.29% net loss ratio in 2004.

     Conference Call

     The Company will host a conference call and webcast to allow the public the opportunity to listen to management discuss the Company's quarterly results at 10:00 AM EST on Thursday, February 2, 2006. Members of the news media, investors and the general public are invited to access the live webcast of the conference call via the Company's website at www.pabbankshares.com. A link to the webcast is posted on the "Corporate Profile" page in the "Investor Relations" section of the Company's website. Participants may also access the live conference call by dialing (toll free) 877-407-8033 or (international) 201-689-8033. Shortly following the call and at any time for 90 days thereafter, listeners may access an archived version of the webcast at the "Investor Relations" section of the Company's website.

     About PAB

     The Company's sole operating subsidiary is The Park Avenue Bank. Both the Company and the Bank are headquartered in Valdosta, Georgia. The Bank is celebrating its 50th anniversary in 2006. In 1956, the Bank was established by Mr. James L. Dewar, Sr. in a small office at the corner of Park Avenue and Ashley Street in Valdosta. Currently, the Bank operates 17 branch offices and four loan production offices in 14 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. On November 1, 2005, the Company's common stock began trading on the NASDAQ National Market under the symbol PABK. The Company's common stock had previously traded on the American Stock Exchange under the symbol PAB since July 9, 1996. More information on the Company is available on the Internet at www.pabbankshares.com.

     Note to Investors

     Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings, stock performance, asset quality, and projected growth, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; and (9) economic, governmental or other factors may prevent the projected population and commercial growth in the markets in which we operate. The Company undertakes no obligation to revise these statements following the date of this press release.

    (Financial Tables Follow)


PAB BANKSHARES, INC.                        Period Ended
                               ---------------------------------------
SELECTED QUARTERLY FINANCIAL
DATA                             12/31/05     09/30/05      06/30/05
------------------------------ ------------ ------------- ------------
        (Dollars in thousands except per share and other data)
Summary of Operations:
Interest income                $    16,941  $     15,783  $    14,180
Interest expense                     6,367         5,556        4,581
------------------------------ ------------ ------------- ------------
  Net interest income               10,574        10,227        9,599
------------------------------ ------------ ------------- ------------
Provision for loan losses              300           275          154
Other income                         1,437         1,570        1,459
Other expense                        6,526         6,259        6,228
------------------------------ ------------ ------------- ------------
  Income before income tax
   expense                           5,185         5,263        4,676
Income tax expense                   1,856         1,745        1,549
------------------------------ ------------ ------------- ------------
  Net income                   $     3,329  $      3,518  $     3,127
============================== ============ ============= ============
Net interest income on a tax-
 equivalent basis              $    10,648  $     10,284  $     9,648
Per Share Ratios:
Net income - basic             $      0.35  $       0.37  $      0.33
Net income - diluted                  0.34          0.36         0.32
Dividends declared for period        0.125          0.12         0.12
Dividend payout ratio                35.56%        32.52%       36.57%
Book value at end of period    $      9.19  $       9.15  $      8.87
Common Share Data:
Outstanding at period end        9,469,017     9,534,408    9,528,508
Weighted average outstanding
 during period                   9,502,842     9,530,712    9,526,343
Diluted weighted average
 outstanding during period       9,707,068     9,709,819    9,671,945
Selected Average Balances:
Total assets                   $ 1,007,109  $    974,747  $   918,643
Earning assets                     948,882       916,001      861,462
Loans                              741,600       722,410      693,433
Deposits                           803,978       764,068      712,193
Stockholders' equity                87,842        86,596       84,245
Selected Period End Balances:
Total assets                   $ 1,017,326  $    991,111  $   933,747
Earning assets                     957,918       932,491      872,380
Loans                              752,938       731,545      719,634
Allowance for loan losses           11,079        10,768       10,460
Deposits                           815,681       787,664      726,921
Stockholders' equity                87,001        87,208       84,560
Tier 1 regulatory capital           92,267        91,410       88,969
Performance Ratios:
Return on average assets              1.31%         1.43%        1.37%
Return on average
 stockholders' equity                15.03%        16.12%       14.89%
Net interest margin                   4.45%         4.45%        4.49%
Efficiency ratio (excluding
 the following items):               53.70%        52.80%       55.97%
  Securities gains (losses)
   included in other income    $       (10) $          -           (1)
  Other gains (losses)
   included in other income            (56)           (1)         (19)
Selected Asset Quality
 Factors:
Nonaccrual loans               $     7,856  $      7,446  $     7,534
Loans 90 days or more past due
 and still accruing                      2            20            9
Other impaired loans
 (troubled-debt
 restructurings)                         -             -            -
Other real estate and
 repossessions                          42            38            2
Asset Quality Ratios:
Net charge-offs to average
 loans (annualized YTD)              -0.12%        -0.16%       -0.23%
Nonperforming loans to total
 loans                                1.04%         1.02%        1.05%
Nonperforming assets to total
 assets                               0.78%         0.76%        0.81%
Allowance for loan losses to
 total loans                          1.47%         1.47%        1.45%
Allowance for loan losses to
 nonperforming loans                140.98%       144.22%      138.66%
Other Selected Ratios and
 Nonfinancial Data:
Average loans to average
 earning assets                      78.16%        78.87%       80.49%
Average loans to average
 deposits                            92.24%        94.55%       97.37%
Average stockholders' equity
 to average assets                    8.72%         8.88%        9.17%
Full-time equivalent employees         300           293          291
Bank branch offices                     17            17           17
Bank loan production offices             4             3            3
Bank ATMs                               20            18           18


                                                 Period Ended
                                            --------------------------
                                              03/31/05      12/31/04
                                            ------------  ------------
Summary of Operations:
Interest income                             $     12,467  $    11,129
Interest expense                                   3,894        3,201
------------------------------              ------------- ------------
  Net interest income                              8,573        7,928
------------------------------              ------------- ------------
Provision for loan losses                            460          600
Other income                                       1,347        1,434
Other expense                                      5,765        5,429
------------------------------              ------------- ------------
Income before income tax
 expense                                           3,695        3,333
Income tax expense                                 1,216        1,122
------------------------------              ------------- ------------
  Net income                                 $     2,479  $     2,211
===============================             ============  ============
Net interest income on a
 tax-equivalent basis                       $      8,615  $     7,971
Per Share Ratios:
Net income - basic                          $       0.26  $      0.23
Net income - diluted                                0.26         0.23
Dividends declared for period                       0.11         0.10
Dividend payout ratio                              42.27%       42.95%
Book value at end of period                 $      8.65   $      8.53
Common Share Data:
Outstanding at period end                      9,525,428    9,495,320
Weighted average outstanding during
 period                                        9,498,988    9,492,103
Diluted weighted average outstanding
 during period                                 9,648,630    9,629,082
Selected Average Balances:
Total assets                                $    892,189  $   825,617
Earning assets                                   833,451      763,829
Loans                                            665,750      616,191
Deposits                                         683,828      616,614
Stockholders' equity                              82,657       81,795
Selected Period End Balances:
Total assets                                $    907,131  $   868,975
Earning assets                                   854,721      808,886
Loans                                            679,608      646,149
Allowance for loan losses                          9,867        9,067
Deposits                                         701,041      657,550
Stockholders' equity                              82,387       81,000
Tier 1 regulatory capital                         86,961       85,465
Performance Ratios:
Return on average assets                            1.13%        1.07%
Return on average stockholders' equity             12.16%       10.75%
Net interest margin                                 4.19%        4.15%
Efficiency ratio (excluding the following
 items):                                           57.85%       57.06%
    Securities gains (losses) included in
     other income                                      -           (1)
    Other gains (losses) included in
     other income                                     (3)        (109)
Selected Asset Quality Factors:
Nonaccrual loans                            $      6,531  $     1,417
Loans 90 days or more past due and still
 accruing                                              6           11
Other impaired loans (troubled-debt
 restructurings)                                       -        2,045
Other real estate and repossessions                    1           30
Asset Quality Ratios:
Net charge-offs to average loans
 (annualized YTD)                                  -0.21%        0.29%
Nonperforming loans to total loans                  0.96%        0.54%
Nonperforming assets to total assets                0.72%        0.40%
Allowance for loan losses to total loans            1.45%        1.40%
Allowance for loan losses to
 nonperforming loans                              150.95%      261.04%
Other Selected Ratios and Nonfinancial
 Data:
Average loans to average earning assets            79.88%       80.67%
Average loans to average deposits                  97.36%       99.93%
Average stockholders' equity to average
 assets                                             9.26%        9.91%
Full-time equivalent employees                       287          277
Bank branch offices                                   17           17
Bank loan production offices                           2            2
Bank ATMs                                             17           17



PAB BANKSHARES, INC.                        Period Ended
                               ---------------------------------------
SELECTED YEAR-TO-DATE
 FINANCIAL DATA                  12/31/05      09/30/05     06/30/05
------------------------------ ------------ ------------- ------------
(Dollars in thousands except
 per share and other data)
Summary of Operations:
Interest income                $    59,371  $     42,431  $    26,647
Interest expense                    20,398        14,031        8,474
------------------------------ ------------ ------------- ------------
  Net interest income               38,973        28,400       18,173
------------------------------ ------------ ------------- ------------
Provision for loan losses            1,189           889          614
Other income                         5,813         4,375        2,805
Other expense                       24,778        18,252       11,993
------------------------------ ------------ ------------- ------------
  Income before income tax
   expense                          18,819        13,634        8,371
Income tax expense                   6,366         4,510        2,765
------------------------------ ------------ ------------- ------------
  Net income                   $    12,453  $      9,124  $     5,606
============================== ============ ============= ============
Net interest income on a tax-
 equivalent basis              $    39,195  $     28,547  $    18,263
Per Share Ratios:
Net income - basic             $      1.31  $       0.96  $      0.59
Net income - diluted                  1.28          0.94         0.58
Dividends declared for the
 period                              0.475          0.35         0.23
Dividend payout ratio                36.29%        36.55%       39.09%
Common Share Data:
Weighted average outstanding
 during period                   9,514,775     9,518,797    9,512,741
Diluted weighted average
 outstanding during period       9,686,894     9,679,974    9,660,612
Selected Average Balances:
Total assets                   $   948,457  $    928,587  $   905,124
Earning assets                     890,336       870,607      847,534
Loans                              706,052       694,072      679,668
Deposits                           741,409       720,324      698,089
Stockholders' equity                85,431        84,514       83,456
Performance Ratios:
Return on average assets              1.31%         1.31%        1.25%
Return on average
 stockholders' equity                14.58%        14.43%       13.55%
Net interest margin                   4.40%         4.38%        4.35%
Efficiency ratio (excluding
 the following items):               54.94%        55.40%       56.86%
    Securities gains (losses)
     included in other income  $       (11) $         (1)          (1)
    Other gains (losses)
     included in other income          (79)          (23)         (22)
Other Selected Ratios:
Average loans to average
 earning assets                      79.30%        79.72%       80.19%
Average loans to average
 deposits                            95.23%        96.36%       97.36%
Average stockholders' equity
 to average assets                    9.01%         9.10%        9.22%


                                                   Period Ended
                                            --------------------------
                                               03/31/05      12/31/04
                                            ------------- ------------
Summary of Operations:
Interest income                             $    12,467   $    40,597
Interest expense                                  3,894        10,624
-------------------------------             ------------- ------------
  Net interest income                             8,573        29,973
-------------------------------             ------------- ------------
Provision for loan losses                           460           600
Other income                                      1,347         6,344
Other expense                                     5,765        23,055
-------------------------------             ------------- ------------
  Income before income tax expense                3,695        12,662
Income tax expense                                1,216         4,144
-------------------------------             ------------- ------------
  Net income                                $     2,479   $     8,518
===============================             ============= ============
Net interest income on a tax-equivalent
 basis                                      $     8,615   $    30,148
Per Share Ratios:
Net income - basic                          $      0.26   $      0.89
Net income - diluted                               0.26          0.88
Dividends declared for the period                  0.11          0.34
Dividend payout ratio                             42.27%        37.93%
Common Share Data:
Weighted average outstanding during period    9,498,988     9,499,709
Diluted weighted average outstanding during
 period                                       9,648,630     9,642,065
Selected Average Balances:
Total assets                                $   892,189   $   765,015
Earning assets                                  833,451       704,345
Loans                                           665,750       569,858
Deposits                                        683,828       575,767
Stockholders' equity                             82,657        79,499
Performance Ratios:
Return on average assets                           1.13%         1.11%
Return on average stockholders' equity            12.16%        10.71%
Net interest margin                                4.19%         4.28%
Efficiency ratio (excluding the following
 items):                                          57.85%        63.18%
    Securities gains (losses) included in
     other income                                     -             5
    Other gains (losses) included in other
     income                                          (3)          119
Other Selected Ratios:
Average loans to average earning assets           79.88%        80.91%
Average loans to average deposits                 97.36%        98.97%
Average stockholders' equity to average
 assets                                            9.26%        10.39%




PAB BANKSHARES, INC.                        Period Ended
                               ---------------------------------------
QUARTER END BALANCE SHEET DATA   12/31/05      09/30/05     06/30/05
------------------------------ ------------ ------------- ------------
(Interim periods are unaudited
 - dollars in thousands)
ASSETS
Cash and due from banks        $    21,196  $     20,720  $    24,372
Interest-bearing deposits in
 other banks                         3,078         3,163        5,836
Federal funds sold                  42,579        49,492       12,070
Investment securities              157,455       148,226      134,461

Loan portfolio:
Commercial and financial            50,860        55,536       60,127
Agricultural (including loans
 secured by farmland)               55,830        45,759       32,475
Real estate - construction         268,629       257,522      228,539
Real estate - mortgage
 (commercial)                      220,098       206,910      227,079
Real estate - mortgage
 (residential)                     138,829       145,395      151,033
Installment loans to
 individuals and other loans        20,380        22,239       22,663
------------------------------ ------------ ------------- ------------
                                   754,626       733,361      721,916
Deferred loan fees and
 unearned interest, net             (1,688)       (1,816)      (2,282)
------------------------------ ------------ ------------- ------------
Total loans                        752,938       731,545      719,634
Allowance for loan losses          (11,079)      (10,768)     (10,460)
                               ------------ ------------- ------------
        Net loans                  741,859       720,777      709,174
                               ------------ ------------- ------------

Premises and equipment, net         18,511        18,395       18,380
Goodwill                             5,985         5,985        5,985
Cash value of bank-owned life
 insurance policies                 11,081        10,983       10,900
Foreclosed assets                       42            38            2
Other assets                        15,540        13,332       12,567
                               ------------ ------------- ------------

        Total assets           $ 1,017,326  $    991,111  $   933,747
                               ============ ============= ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Deposits:
  Noninterest-bearing demand   $   107,917  $    101,964  $   108,815
  Interest-bearing demand and
   savings                         284,126       261,874      234,815
  Time                             423,638       423,826      383,291
                               ------------ ------------- ------------
        Total deposits             815,681       787,664      726,921
                               ------------ ------------- ------------

Federal funds purchased and
 repurchase agreements               6,317         7,517        6,305
Advances from the Federal Home
 Loan Bank of Atlanta               90,044        90,243       98,391
Trust preferred securities          10,310        10,310       10,310
Other liabilities                    7,973         8,169        7,260
                               ------------ ------------- ------------
        Total liabilities          930,325       903,903      849,187
                               ------------ ------------- ------------

Stockholders' equity                87,001        87,208       84,560
                               ------------ ------------- ------------

        Total liabilities and
         stockholders' equity  $ 1,017,326  $    991,111  $   933,747
                               ============ ============= ============


                                                   Period Ended
                                            --------------------------
                                               03/31/05      12/31/04
                                            ------------- ------------
ASSETS
Cash and due from banks                     $    17,200   $    22,977
Interest-bearing deposits in other banks         16,320           985
Federal funds sold                               31,712        32,616
Investment securities                           125,241       128,684

Loan portfolio:
Commercial and financial                         54,512        59,703
Agricultural (including loans secured by
 farmland)                                       27,237        26,704
Real estate - construction                      198,815       166,854
Real estate - mortgage (commercial)             232,672       226,449
Real estate - mortgage (residential)            147,508       148,773
Installment loans to individuals and other
 loans                                           20,585        19,552
                                            ------------- ------------
                                                681,329       648,035
Deferred loan fees and unearned interest,
 net                                             (1,721)       (1,886)
                                            ------------- ------------
Total loans                                     679,608       646,149
Allowance for loan losses                        (9,867)       (9,067)
                                            ------------- ------------
        Net loans                               669,741       637,082
                                            ------------- ------------

Premises and equipment, net                      18,500        18,812
Goodwill                                          5,985         5,985
Cash value of bank-owned life insurance
 policies                                        10,817        10,737
Foreclosed assets                                     1            30
Other assets                                     11,614        11,067
                                            ------------- ------------

        Total assets                        $   907,131   $   868,975
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing demand                $   104,634   $    99,628
  Interest-bearing demand and savings           246,973       224,836
  Time                                          349,434       333,086
                                            ------------- ------------
        Total deposits                          701,041       657,550
                                            ------------- ------------

Federal funds purchased and repurchase
 agreements                                       8,412        14,168
Advances from the Federal Home Loan Bank of
 Atlanta                                         98,738        99,001
Trust preferred securities                       10,310        10,310
Other liabilities                                 7,044         6,946
                                            ------------- ------------
        Total liabilities                       825,545       787,975
                                            ------------- ------------

Stockholders' equity                             81,586        81,000
                                            ------------- ------------

        Total liabilities and stockholders'
         equity                             $   907,131   $   868,975
                                            ============= ============




PAB BANKSHARES, INC.                        Period Ended
                               ---------------------------------------
QUARTERLY INCOME STATEMENT
 DATA                            12/31/05      09/30/05     06/30/05
------------------------------ ------------ ------------- ------------
(Interim periods are unaudited
 - dollars in thousands)
Interest income
Interest and fees on loans     $    14,684  $     13,811  $    12,473
Interest and dividends on
 investment securities:
  Taxable                            1,579         1,375        1,330
  Nontaxable                           128           110           93
Other interest income                  550           487          284
------------------------------ ------------ ------------- ------------
        Total interest income       16,941        15,783       14,180
------------------------------ ------------ ------------- ------------

Interest expense
Interest on deposits                 5,347         4,511        3,605
Interest on Federal Home Loan
 Bank advances                         784           817          769
Interest on other borrowings           236           228          207
                               ------------ ------------- ------------
        Total interest expense       6,367         5,556        4,581
                               ------------ ------------- ------------

        Net interest income         10,574        10,227        9,599

Provision for loan losses              300           275          154
                               ------------ ------------- ------------
        Net interest income
         after provision for
         loan losses                10,274         9,952        9,445
                               ------------ ------------- ------------

Other income
Service charges on deposit
 accounts                            1,007         1,069        1,019
Other fee income                       351           367          302
Securities transactions, net           (10)            -           (1)
Other noninterest income                89           134          139
                               ------------ ------------- ------------
        Total other income           1,437         1,570        1,459
                               ------------ ------------- ------------

Other expenses
Salaries and employee benefits       3,906         3,828        3,886
Occupancy expense of premises          510           496          488
Furniture and equipment
 expense                               516           536          527
Other noninterest expense            1,594         1,399        1,327
                               ------------ ------------- ------------
        Total other expenses         6,526         6,259        6,228
                               ------------ ------------- ------------

        Income before income
         tax expense                 5,185         5,263        4,676
Income tax expense                   1,856         1,745        1,549
                               ------------ ------------- ------------

        Net income             $     3,329  $      3,518  $     3,127
                               ============ ============= ============

Earnings per common share
  Basic                        $      0.35  $       0.37  $      0.33
                               ============ ============= ============
  Diluted                      $      0.34  $       0.36  $      0.32
                               ============ ============= ============


                                                   Period Ended
                                            --------------------------
                                               03/31/05      12/31/04
                                            ------------- ------------
Interest income
Interest and fees on loans                  $    10,837   $     9,605
Interest and dividends on investment
 securities:
  Taxable                                         1,297         1,361
  Nontaxable                                         82            84
Other interest income                               251            79
                                            ------------- ------------
        Total interest income                    12,467        11,129
                                            ------------- ------------

Interest expense
Interest on deposits                              3,013         2,400
Interest on Federal Home Loan Bank advances         683           575
Interest on other borrowings                        198           226
                                            ------------- ------------
        Total interest expense                    3,894         3,201
                                            ------------- ------------

        Net interest income                       8,573         7,928

Provision for loan losses                           460           600
                                            ------------- ------------
        Net interest income after provision
         for loan losses                          8,113         7,328
                                            ------------- ------------

Other income
Service charges on deposit accounts                 922         1,100
Other fee income                                    301           310
Securities transactions, net                          -            (1)
Other noninterest income                            124            25
                                            ------------- ------------
        Total other income                        1,347         1,434
                                            ------------- ------------

Other expenses
Salaries and employee benefits                    3,490         3,019
Occupancy expense of premises                       469           485
Furniture and equipment expense                     503           509
Other noninterest expense                         1,303         1,416
                                            ------------- ------------
        Total other expenses                      5,765         5,429
                                            ------------- ------------

        Income before income tax expense          3,695         3,333
Income tax expense                                1,216         1,122
                                            ------------- ------------

        Net income                          $     2,479   $     2,211
                                            ============  ============

Earnings per common share
  Basic                                     $      0.26   $      0.23
                                            ============  ============
  Diluted                                   $      0.26   $      0.23
                                            ============  ============




PAB BANKSHARES, INC.
MARKET-LEVEL LOAN AND DEPOSIT
 SUMMARY                          South         North
AS OF DECEMBER 31, 2005          Georgia       Georgia      Florida
------------------------------ ------------ ------------- ------------
(Unaudited - dollars in thousands)
LOANS
Commercial and financial       $    33,424  $     13,113  $     4,240
Agricultural (including loans
 secured by farmland)               47,137         5,950        2,743
Real estate - construction          45,168       187,053       36,280
Real estate - mortgage
 (commercial)                       76,944       118,040       15,629
Real estate - mortgage
 (residential)                     102,899        28,890        5,112
Installment loans to
 individuals and other loans        16,925         1,392          143
------------------------------ ------------ ------------- ------------
                                   322,497       354,438       64,147
Deferred loan fees and
 unearned interest, net               (122)         (750)        (800)
                               ------------ ------------- ------------
Total loans                    $   322,375  $    353,688  $    63,347
                               ============ ============= ============

DEPOSITS
Noninterest-bearing demand     $    82,592  $     14,534  $     5,734
Interest-bearing demand and
 savings                           216,516        42,141       24,538
Time                               231,611        53,398       95,980
                               ------------ ------------- ------------
Total deposits                 $   530,719  $    110,073  $   126,252
                               ============ ============= ============


                                              Treasury       Total
                                            ------------- ------------
(Unaudited - dollars in thousands)
LOANS
Commercial and financial                    $         83  $    50,860
Agricultural (including loans secured by
 farmland)                                             -       55,830
Real estate - construction                           128      268,629
Real estate - mortgage (commercial)                9,485      220,098
Real estate - mortgage (residential)               1,928      138,829
Installment loans to individuals and other
 loans                                             1,920       20,380
                                            ------------- ------------
                                                  13,544      754,626
Deferred loan fees and unearned interest,
 net                                                 (16)      (1,688)
                                            ------------- ------------
Total loans                                 $     13,528  $   752,938
                                            ============= ============

DEPOSITS
Noninterest-bearing demand                  $      5,057  $   107,917
Interest-bearing demand and savings                  931      284,126
Time                                              42,649      423,638
                                            ------------- ------------
Total deposits                              $     48,637  $   815,681
                                            ============= ============



    CONTACT: PAB Bankshares, Inc.
             Donald J. "Jay" Torbert, Jr., 229-241-2775, ext. 266
             jayt@parkavebank.com